EXHIBIT 21
HONEYWELL INTERNATIONAL INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Country or State of Incorporation	Percent Ownership
AlliedSignal Aerospace Service LLC	Delaware	100%
BW Technologies Partnership	Canada	100%
BWXT Pantex, LLC	United States	41%
COM DEV Ltd.	Canada	100%
ConverDyn	Delaware	50%
Elster American Meter Company, LLC	Delaware	100%
Elster GmbH	Germany	100%
Elster Group GmbH	Germany	100%
Elster s.r.o.	Slovakia	100%
Elster Solutions, LLC	Delaware	100%
EMS Technologies Canada, Ltd.	Canada	100%
Grimes Aerospace Company	Delaware	100%
Hand Held Products, Inc.	Delaware	100%
Honeywell (China) Co., Ltd.	China	100%
Honeywell Aerospace Avionics Malaysia Sdn Bhd	Malaysia	100%
Honeywell Aerospace de México, S. de R.L. de C.V.	Mexico	100%
Honeywell Aerospace De Puerto Rico, Inc.	Puerto Rico	100%
Honeywell Aerospace UK	United Kingdom	100%
Honeywell Aircraft Leasing LLC	Delaware	100%
Honeywell Analytics Asia Pacific Co Ltd	Korea	100%
Honeywell Automation Control Solutions (China) Co Ltd	China	100%
Honeywell Automation India Limited	India	75%
Honeywell Avionics (Shanghai) Co., Ltd.	China	100%
Honeywell Co., Ltd.	Korea	100%
Honeywell Control Systems Limited	United Kingdom	100%
Honeywell Deutschland Holding GmbH	Germany	100%
Honeywell Electronic Chemicals LLC	Delaware	100%
Honeywell Electronic Materials (Thailand) Co., Ltd.	Thailand	100%
Honeywell Electronic Materials Manufacturing, LLC	Washington	100%
Honeywell Energy Services Inc.	Delaware	100%
Honeywell Europe NV	Belgium	100%
Honeywell Federal Manufacturing & Technologies, LLC	Delaware	100%
Honeywell Finance Ontario LP	Canada	100%
Honeywell Fluorine Products Europe B.V.	Netherlands	100%
Honeywell Holdings International Inc.	Delaware	100%
Honeywell International (India) Private Limited	India	100%
Honeywell International Sàrl	Switzerland	100%
Honeywell International Sdn. Bhd.	Malaysia	100%
Honeywell International UK Limited	United Kingdom	100%
Honeywell Japan Ltd.	Japan	100%
Honeywell Limited	Australia	100%
Honeywell Limited / Honeywell Limitée	Canada	100%

Honeywell NV	Belgium	100%
Honeywell Performance Materials and Technologies (China) Co Ltd	China	100%
Honeywell Safety Products USA, Inc.	Delaware	100%
Honeywell Specialty Chemicals Seelze GmbH	Germany	100%
Honeywell Technology Solutions Lab Pvt. Ltd.	India	100%
Honeywell Trading (Shanghai) Co., Ltd.	China	100%
Honeywell UK Limited	United Kingdom	100%
Intelligrated Headquarters, LLC	Delaware	100%
Intelligrated Systems, Inc.	Delaware	100%
Intelligrated Systems, LLC	Delaware	100%
Intermec Technologies (S) Pte Ltd	Singapore	100%
International Turbine Engine Company LLC	Delaware	51%
KAC Alarm Company Limited	United Kingdom	100%
Life Safety Distribution GmbH	Switzerland	100%
Maxon Corporation	Indiana	100%
Morning Pride Manufacturing L.L.C.	Delaware	100%
Novar ED&S Limited	United Kingdom	100%
Novar GmbH	Germany	100%
Novar Systems Limited	United Kingdom	100%
Salisbury Electrical Safety L.L.C.	Delaware	100%
Sperian Protection SAS	France	100%
Transnorm System Inc.	Delaware	100%
Tridium, Inc.	Delaware	100%
United Sortation Solutions LLC	Maryland	100%
UOP CH Sàrl	Switzerland	100%
UOP Limited	United Kingdom	100%
UOP LLC	Delaware	100%
UOP Process Technology Co., Ltd.	China	100%
UOP Products LLC	Delaware	100%
UOP Russell LLC	Delaware	100%
UOP Services Limited	United Kingdom	100%
Vocollect, Inc.	Pennsylvania	100%
Xian System Sensor Electronics Ltd.	China	60%